Exhibit 4.2

Name of Company:
CHINA XINIYA FASHION LIMITED		CHINA XINIYA FASHION LIMITED

Number:	Number	Share(s)
- [no. of shares] -

Share(s):		Incorporated under the laws of the Cayman Islands
- [no. of shares] -		Share capital is US$50,000 divided into 1,000,000,000 Shares of a par value of US$0.00005 each

Issued to: [name of shareholder]		THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

Dated		GIVEN UNDER the common seal of the said Company on 2010.

Transferred from:		THE COMMON SEAL of the said Company was hereunto affixed in the presence of

DIRECTOR _________________________

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called CHINA XINIYA FASHION LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor